EXHIBIT 99.1

PRESS RELEASE	May 28, 2021

Century Casinos Re-Opens Casinos in Poland

Colorado Springs, Colorado, May 28, 2021 – Century Casinos, Inc. (Nasdaq Capital Market®: CNTY) (“Century Casinos” or the “Company”) announced that its subsidiary Casinos Poland Ltd., in which the Company holds a 66.6% ownership interest, reopened its eight casinos today.

Casinos throughout Poland were closed on March 19, 2021 to comply with a quarantine imposed by the Polish government to contain the spread of COVID-19. The regulation lifting the lockdown for casinos includes social distancing practices and enhanced health and safety protocols. There is no assurance that the Polish government will not require additional closures in the future.

“We look forward to welcoming our guests and team members back to our Polish casinos,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked. “This is a very important step to lead our Company back to normal operations in Poland,” Haitzmann and Hoetzinger concluded.

The Company’s US casinos are open, and its Canadian casinos currently remain closed. In the future, if there is a change in the status of the Company’s casinos, the Company will post the information on its website at www.cnty.com and via a current report on Form 8-K and also will report the current status of its casinos in its quarterly and annual reports on Form 10-Q and Form 10-K.

About Century Casinos, Inc.:

Century Casinos, Inc. is a casino entertainment company. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada; the Century Casino in Cape Girardeau and Caruthersville, Missouri, and in St. Albert, Alberta, Canada; Mountaineer Casino, Racetrack & Resort in New Cumberland, West Virginia; the Century Mile Racetrack and Casino (“CMR”) in Edmonton, Alberta, Canada; and Century Bets! Inc. (“CBS”). CBS and CMR operate the pari-mutuel off-track horse betting networks in southern and northern Alberta, respectively. Through its Austrian subsidiary, Century Resorts Management GmbH (“CRM”), the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of eight casinos throughout Poland; and a 75% ownership interest in Century Downs Racetrack and Casino in Calgary, Alberta, Canada. The Company has an agreement to operate one ship-based casino. The Company, through CRM, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a company that provides gaming-related services to Casino de Mendoza in Mendoza, Argentina. The Company continues to pursue other projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY. For more information about Century Casinos, visit our website at www.cnty.com.

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations, including the impact of the current coronavirus (COVID-19) pandemic on its reporting and operating segments and the Company overall. Such forward-looking statements are subject to risks, uncertainties and other factors that

EXHIBIT 99.1

could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2020, and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.